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                                                             Exhibit 99.B11(b)



CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Post-Effective Amendment No. 24 to Registration Statement No.2-91215 of Prudential California Municipal Fund of our reports dated October 14, 1996, appearing in the Statement of Additional Information, which is included in such Registration Statement, and to the references to us under the heading "Financial Highlights" in the Prospectus which is also included in such Registration Statement.




Deloitte & Touche LLP
New York, New York
October 29, 1997